Exhibit 99.1

Press Release 2010-8

Goldrich Announces Closing on Private Placement Financing

Spokane, WA – December 27, 2010 - Goldrich Mining Company (OTCBB - GRMC) (the “Company”) announces it has closed on a private placement of its common stock and warrants with proceeds to be used for exploration and development of the Company’s Chandalar property and general corporate purposes. The private placement was oversubscribed and terms of the placement were set when the 20-day weighted volume average price of the stock was approximately $0.23 per share.

The Company sold a total of 4,169,850 units at a price of $0.18 per unit, each unit consisting of one share of the Company’s common stock and one warrant, with each warrant exercisable to purchase one additional common share at $0.36 for a period of two years following the date of issue. The private placement resulted in gross proceeds of approximately $750,000 and net proceeds of approximately $677,000 to the Company.

The terms of the private placement include a call option for the Company. In the event that the common shares trade at a weighted volume average price of greater than $0.72 for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company.  The Company granted resale registration rights to such investors.

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For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara at telephone (509) 768-4468; e-mail wschara@goldrichmining.com.

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Goldrich Mining Company is engaged in the business of the discovery and mining of gold deposits.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.

Forward-Looking Statements

This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Legislation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Goldrich Mining Company expects or anticipates will or may occur in the future, including such things as the Company’s ability to sell forward gold sale contracts, the anticipated use of proceeds from the sale of such contracts, anticipated commercial production at the Company’s Chandalar gold project and other such matters are forward-looking statements.  Often, but not always, forward-looking statements state that certain actions, events or results ‘‘will’’ be taken, occur or be achieved.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause Goldrich Mining Company’s actual results in future periods to differ materially from forecasted results.  These risks and uncertainties include, among other things: the Company’s ability to sell forward gold sale contracts in the current economic environment, volatility of natural resource prices, including gold prices; product demand; market competition; the Company’s ability to continue with corporate spending priorities; the Company’s ability to secure additional financing; the existence and extent of gold deposits at the Chandalar property; the Company’s ability to start and maintain commercial production at the Company’s Chandalar property; and other risks inherent in the Company’s operations discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.    The Company makes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable laws or regulatory policies.